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Exhibit 10.85

NEW CENTURY MORTGAGE CORPORATION
NC CAPITAL CORPORATION
Seller

AND

CDC MORTGAGE CAPITAL INC.
Buyer

AMENDMENT NO. 3
Dated as of March 14, 2003

TO

AMENDED AND RESTATED MASTER REPURCHASE AGREEMENT
Dated as of May 10, 2002

        AMENDMENT NO. 3 (this "Amendment"), dated as of March 14, 2003, by and among New Century Mortgage Corporation ("NCMC"), NC Capital Corporation ("NCCC" and, together with NCMC, the "Seller"), and CDC Mortgage Capital Inc. ("Buyer"), to the Amended and Restated Master Repurchase Agreement, dated as of May 10, 2002 as amended by Amendment No. 1, dated as of July 26, 2002 as amended by Amendment No. 2, dated as of August 5, 2002, each by and among Seller and Buyer (the "Agreement").

RECITALS

        WHEREAS, Seller and Buyer have entered into the Agreement;

        WHEREAS the Seller has requested the Buyer to agree to amend certain provisions of the Agreement as set forth in this Amendment. The Buyer hereto is willing to agree to such amendments, but only on the terms and subject to the conditions set forth in this Amendment.

        NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Seller and the Buyer hereby agree as follows:

        Section 1.  Amendments.

          (a)  Defined Terms.  Unless otherwise defined herein, terms defined in the Agreement are used herein as therein defined.

          (b)  Proviso (11) of the definition of "Asset Value" is hereby amended and restated in its entirety to read:

              "(11)  The aggregate Asset Value of Condominium Mortgage Loans may not exceed $40,000,000;"

          (c)  Proviso (12) of the definition of "Asset Value" is hereby amended to remove the "." after the last sentence and replace it with "; and"

          (d)  Proviso (13) of the definition of "Asset Value" is hereby added to read:

              "(13)  The aggregate Asset Value of Manufactured Home Mortgage Loans may not exceed $20,000,000."

          (e)  The following definitions are hereby amended and restated in their entireties to read:

      ""C/C- Credit Sub-Limit" shall mean an amount equal to $47,000,000."

      ""Pricing Spread" shall mean the applicable rates per annum set forth below for each type of Eligible Asset for each day during the related Interest Period:

              (a)  Mortgage Loans (other than Wet-Ink Mortgage Loans), 0.95% (95) basis points; and

              (b)  Wet-Ink Mortgage Loans, 1.10% (110) basis points."

      ""Termination Date" shall mean the date which is 364 days from the date hereof which shall be March 13, 2004 or such earlier date on which this Agreement shall terminate in accordance with the provisions hereof or by operation of law, as may be extended pursuant to Section 3(n)."

          (f)    The following definitions are hereby added in their proper alphabetical order to Section 2 as follows:

      ""Condominium Mortgage Loan" shall mean an Eligible Asset secured by a Residential Dwelling which is a unit in a condominium project."

      ""High Cost Mortgage Loan" shall mean a Mortgage Loan classified as (a) a "high cost" loan under the Home Ownership and Equity Protection Act of 1994 or (b) a "high cost," "threshold," "covered," "predatory" or similar loan under any other applicable state, federal or local law (or a similarly classified loan using different terminology under a law imposing heightened regulatory scrutiny or additional legal liability for residential mortgage loans having high interest rates, points and/or fees)."

      ""Manufactured Home Mortgage Loan" shall mean an Eligible Asset secured by a Residential Dwelling which is a manufactured home."

      ""Minimum Pricing Amount" means $3,055,000 less amounts received by the Purchaser since March 14, 2003 in respect of (a) the Facility Fee described in Section 2 of the Third Amendment and (b) the aggregate amount obtained by daily application of the Pricing Spread for each outstanding Transaction to the Purchase Price for such Transaction on a 360 day per year basis for the actual number of days during the period commencing on (and including) the Purchase Date for such Transaction and ending on (but excluding) the Repurchase Date."

      ""Third Amendment" means the AMENDMENT NO. 3, dated as of March 14, 2003, by and among NCMC, NCCC and Buyer to this Agreement.

          (g)  Section 3(o) of the Agreement will be amended by deleting it in its entirety and replacing it with the following new clause 3(o):

      "On the Termination Date, including but not limited to a termination pursuant to Section 20 or otherwise hereunder, Seller shall pay to Buyer the Minimum Pricing Amount. All such payments pursuant to this clause (o) shall be made in Dollars, in immediately available funds, without deduction, set-off or counterclaim, to Buyer at the account set forth in Section 8(a) hereof."

          (h)  Clauses (41) and (45) of Part I: Residential Mortgage Loans of Schedule 1 is hereby amended and restated in their entireties to read:

              "(41)  Predatory Lending Regulations; High Cost Loans. None of the Mortgage Loans are classified as (a) a "high cost" loan under the Home Ownership and Equity Protection Act of 1994 or (b) a "high cost," "threshold," "covered," "predatory" or similar loan under any other applicable state, federal or local law (or a similarly classified loan using different terminology under a law imposing heightened regulatory scrutiny or additional legal liability for residential mortgage loans having high interest rates, points and/or fees);"

              "(45)  Prepayment Fee. With respect to each Mortgage Loan that has a prepayment penalty feature, each such prepayment penalty is enforceable, and each prepayment penalty is permitted pursuant to federal, state and local law. Each such prepayment penalty is in an amount equal to or less than the maximum amount permitted under applicable law and no such prepayment penalty may be imposed for a term in excess of five (5) years with respect to Mortgage Loans originated prior to October, 1, 2002. With respect to Mortgage Loans originated on or after October 1, 2002, no such prepayment penalty may be imposed for a term in excess of three (3) years;"

          (i)    Clauses (57) and (58) of Part I: Residential Mortgage Loans of Schedule 1 are hereby amended to:

                (1)  remove the "and" at the end of Clause 57.

                (2)  remove the "." at the end of Clause 58 and replace it with "; and".

          (j)    Clause (59) of Part I: Residential Mortgage Loans of Schedule 1 is hereby added to read:

              "(59)  No Georgia Loans. There is no Mortgage Loan that was originated on or after October 1, 2002, which is secured by property located in the State of Georgia."

        Section 2.  Facility Fee. Upon the execution of this Amendment, the Seller shall pay a facility fee to the Buyer equal to the product of (x) $470,000,000, and (y) 15 basis points (0.15%).

        Section 3.  Effectiveness of the Amendment. The Amendment shall become effective upon receipt by the Buyer of evidence satisfactory to the Buyer that this Amendment has been executed and delivered by the Seller.

        Section 4.  Ratification of Agreement. As amended by this Amendment, the Agreement is in all respects ratified and confirmed and the Agreement as so modified by this Amendment shall be read, taken, and construed as one and the same instrument.

        Section 5.  Representations and Warranties. To induce the Buyer to enter into this Amendment, the Seller hereby represents and warrants to the Buyer that, after giving effect to the amendments provided for herein, the representations and warranties contained in the Agreement and the other Repurchase Documents will be true and correct in all material respects as if made on and as of the date hereof and that no Default or Event of Default will have occurred and be continuing.

        Section 6.  No Other Amendments.Except as expressly amended hereby, the Agreement and the other Repurchase Documents shall remain in full force and effect in accordance with their respective terms, without any waiver, amendment or modification of any provision thereof.

        Section 7.  Counterparts. This Amendment may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all of such counterparts shall together constitute but one and the same instrument.

        Section 8.  Expenses. The Seller agrees to pay and reimburse the Buyer for all of the out-of-pocket costs and expenses incurred by the Buyer in connection with the preparation, execution and delivery of this Amendment, including, without limitation, the fees and disbursements of its attorneys.

        Section 9.  GOVERNING LAW.

        THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES.

        IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective officers as of the day and year first above written.

CDC MORTGAGE CAPITAL INC., as Buyer under the Agreement		NEW CENTURY MORTGAGE CORPORATION, as Seller under the Agreement
By:	/s/ ANTHONY MALANGA Name: Title: Managing Director	By:	/s/ KEVIN CLOYD Name: Title: Senior Vice President
By:	/s/ MICHAEL CAVANAGH Name: Title: VP and Operations Manager	NC CAPITAL CORPORATION, as Seller under the Agreement
		By:	/s/ KEVIN CLOYD Name: Title: President

        The undersigned guarantor hereby consents and agrees to the foregoing Amendment:

NEW CENTURY FINANCIAL CORPORATION
By:	/s/ PATRICK FLANAGAN Name: Title: Executive Vice President

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  Exhibit 10.85